UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2010

GENERAL MOLY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1726 Cole Boulevard, Suite 115
Lakewood CO 80401

(Address of Principal Executive Offices, including Zip Code)

(303) 928-8599

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.

Consent and Waiver Agreement

On April 16, 2010, General Moly, Inc. (the “Company”) entered into a Consent and Waiver Agreement with ArcelorMittal S.A. (“ArcelorMittal”), a significant stockholder and off-take partner of the Company, whereby ArcelorMittal agreed to waive its anti-dilution rights with respect to the Company’s proposed issuance of stock under the Hanlong (USA) Mining Investment, Inc. (“Hanlong”) investment announced March 5, 2010.  ArcelorMittal will retain anti-dilution rights for future issuances of Company common stock.  ArcelorMittal also consented to the issuance of common stock at a price that may be below the market price.  ArcelorMittal will also have the one-time right to purchase a number of shares that will ensure that ArcelorMittal owns 10 percent of the outstanding common stock of the Company if the Company issues more than 10,000,000 shares of common stock.  Obtaining ArcelorMittal’s consent and waiver was a requirement under the terms of the Bridge Loan Agreement between the Company and Hanlong, as previously disclosed.  The foregoing description of the Consent and Waiver Agreement is qualified in its entirety by reference to the full text of the Consent and Waiver Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Extension Molybdenum Supply Agreement

ArcelorMittal and the Company also entered into an Extension Molybdenum Supply Agreement on April 16, 2010 (the “Extension Agreement”), providing ArcelorMittal with a five-year option to make effective an agreement to purchase from the Company three million pounds of molybdenum per year for 10 years following the expiration of the current five year, 6.5 million annual pound molybdenum supply agreement.  The additional optional off-take will be priced in alignment with the Company’s existing supply agreements.  In order for ArcelorMittal to exercise this option and make the Extension Agreement effective, ArcelorMittal must have beneficial ownership of more than 11,100,000 shares of Company common stock on or prior to April 15, 2015.  ArcelorMittal currently owns 8,256,699 shares of common stock.

Amended and Restated Warrants

Coghill Capital Management and its affiliates (“Coghill”), a significant stockholder in the Company, provided substantial assistance to the Company with the signing of the Consent and Waiver Agreement and the Extension Agreement with ArcelorMittal.  In recognition of that support, on April 16, 2010, the Company amended and restated warrants issued to Coghill to purchase one million shares of the Company’s common stock issued in connection with the November 2007 private placement and original molybdenum supply agreement with ArcelorMittal to reduce the price of the warrants from $10.00 per share to $5.00 per share.  The warrants remain exercisable once the Company has received financing necessary for the commencement of commercial production at the Mt. Hope project and will expire one year thereafter.  It will also become exercisable in the event of certain corporate reorganizations.  The foregoing description of the Coghill amended and restated warrants is qualified in its entirety by reference to the full text of the warrants, copies of which are filed as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

On April 19, 2010, the Company issued a press release announcing the Consent and Waiver Agreement and Extension Agreement with ArcelorMittal and the amended and restated Coghill warrants.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.02. Unregistered Sales of Equity Securities.

The foregoing description of the Coghill amended and restated warrants issued in connection with the assistance provided by Coghill with the signing of the Consent and Waiver Agreement and the Extension Agreement with ArcelorMittal under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Consent and Waiver Agreement, dated April 16, 2010, by and between the Company and ArcelorMittal S.A.

10.2	Common Stock Purchase Warrant, dated April 16, 2010, issued to CCM Qualified Master Fund, Ltd.

10.3	Common Stock Purchase Warrant, dated April 16, 2010, issued to Coghill Capital Management, L.L.C.

99.1	Press Release of General Moly, Inc. dated April 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Date: April 19, 2010	By:	/s/ David A. Chaput
David A. Chaput Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consent and Waiver Agreement, dated April 16, 2010, by and between the Company and ArcelorMittal S.A.

10.2	Common Stock Purchase Warrant, dated April 16, 2010, issued to CCM Qualified Master Fund, Ltd.

10.3	Common Stock Purchase Warrant, dated April 16, 2010, issued to Coghill Capital Management, L.L.C.

99.1	Press Release of General Moly, Inc. dated April 19, 2010.